EXHIBIT 99.1

Grant Park Futures Fund Weekly Commentary

Commentary for the Week Ended August 15, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
8/15/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.31%	-1.40%	9.89%
Class B Units	-0.34%	-1.43%	9.30%

S&P 500 Total Return Index**	0.22%	2.58%	-10.40%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Currencies
•	Grant Park is predominantly short the U.S. dollar.
o
Long positions in the South African rand accounted for a bulk of the setbacks in the currency sector this past week.  The rand, which is tied heavily to prices in the metals markets (due to South African’s reliance on the exportation of precious metals) declined sharply against the dollar as platinum and gold prices dropped throughout the week.

o
With its biggest drop in the last three months, a devalued Indian rupee produced losses for Grant Park’s long positions.  Analysts in the markets attribute the drop to rising energy prices and a drop in excess of 20% in one of India’s key benchmark stock indices, the Bombay Stock Exchange Sensex 30.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Grant Park Futures Fund Weekly Commentary

Grains
•	Grant Park’s positions in the grains markets are mixed, while livestock and softs positions are predominantly short.
o
A near 8% rally in the wheat markets was the primary driver behind Grant Park’s performance in the grains markets.  The increase came on the heels of growing global demand for U.S. grains, demonstrated by strong grain export figures released last week.

o
Despite losses in grains, the portfolio’s positions in the softs markets posted profits.  Short positions in the cotton markets benefitted from a USDA report issued last week, citing that global exports for U.S. cotton were below average supporting a bearish outlook for the commodity.

Fixed Income
•	Grant Park is primarily long domestic and foreign fixed income instruments.
o
Long positions in U.S. Treasury futures earned profits last week on account of renewed fears regarding the global financial markets.  Amid mass selling of mortgage securities by financial institutions trying to clear their balance sheets, speculators sought more risk-averse avenues in the fixed income markets, driving prices upwards.

o
The portfolio’s Long Gilt positions also profited this past week, as speculators bid up the market in anticipation of future monetary policy shifts.  Analysts have stated that among all of the globe’s major central banks, the Bank of England will be the most likely to cut interest rates further in the near future.

Stock Indices
•	Grant Park is predominantly short domestic and international equity indices.
o
Lastly, Grant Park registered profits in the international equity indices markets, as rising energy prices and concerns about global economic growth put pressure on shares.  Short positions in the German Dax and Eurostoxx 50 markets were among the biggest winners in the sector.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.